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        CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our reports dated December 19, 2007, relating to the financial statements and financial highlights which appears in the October 31, 2007 Annual Report to Shareholders of each of the six funds constituting AIM International Mutual Funds, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "Other Service Providers" in such Registration Statement.



PricewaterhouseCoopers LLP
Houston, Texas
February 14, 2008